SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) of the

                         SECURITIES EXCHANGE ACT OF 1934

                Date of earliest event reported: October 28, 2002
                                 --------------

                           SANDATA TECHNOLOGIES, INC.

                           ---------------------------

               (Exact name of registrant as specified in charter)

                  Delaware                      000-14401                           11-2841799
--------------------------------------------------------------------------------------------------------
          (State of Incorporation)      (Commission File Number)                 (I.R.S. Employer
                                                                                 Identification No.)

              26 Harbor Park Drive, Port Washington, New York 11050

       -------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (516) 484-4400

                                 --------------
              (Registrant's telephone number, including area code)


                              ---------N/A--------

          (Former name or former address, if changed since last report)
 ---------------------------------------------------------------------------

Item 5.  Other Events.

     On October 28, 2002, Sandata Technologies, Inc. (the "Company"), Bert E. Brodsky, Hugh Freund, Gary Stoller and Sandata Acquisition Corp., a Delaware corporation, entered into an Agreement and Plan of Merger dated as of October 28, 2002 (the "Merger Agreement"). The Merger Agreement provides for the merger of Sandata Acquisition Corp. with and into the Company, with the Company continuing as the surviving corporation. Prior to the effective time of the merger, Messrs. Brodsky, Freund and Stoller and members of their immediate family (the "Purchaser Group") have agreed to contribute all of the Company's stock owned by them to Sandata Acquisition Corp. Pursuant to the Merger Agreement, at the effective time of the merger, (i) each share of the Company's common stock, other than stock owned by the Purchaser Group and Sandata Acquisition Corp., will be converted into the right to receive the merger consideration of $1.91 in cash and (ii) each outstanding share of Sandata Acquisition Corp. will be converted into one share of common stock of the surviving corporation. Pursuant to the Merger Agreement, all outstanding options to purchase common stock of the Company will be cancelled and converted into the right to receive a cash payment equal to the product of the number of shares subject to the option and the difference between the merger consideration of $1.91 and the per share exercise price of the option. Under the Merger Agreement, options held by the Purchaser Group will be cancelled and the holders of those options will not be entitled to receive any consideration.

     Completion of the merger is subject to customary closing conditions, including, among others, stockholder approval, that no actions or proceedings are pending seeking to prevent consummation of the merger and that no injunction preventing the consummation of the merger is in effect. As previously disclosed in the Company's Quarterly Report filed on Form 10-QSB on October 15, 2002, two stockholders of the Company have filed lawsuits against the Company and the members of its board of directors alleging, among other things, that the defendants breached their fiduciary duties to the Company and its stockholders in connection with Sandata Acquisition Corp.'s proposal to acquire all of the outstanding stock the Company.

     The Purchaser Group owns a sufficient number of the Company's outstanding stock to approve the merger and has agreed to vote, and to cause Sandata Acquisition Corp. to vote, all shares of the Company owned by them and Sandata Acquisition Corp. in favor of the merger. The Merger Agreement does not include a financing contingency. Stockholder approval will be solicited by means of a proxy statement, which will be mailed by the Company to stockholders upon completion of the required Securities and Exchange Commission filing and review process.

     The foregoing is merely a summary of certain of the terms of the Merger Agreement and does not purport to be a complete statement of the terms, conditions or provisions of such agreement. A copy of the Merger Agreement is included as Exhibit 2.1 and the Press Release is included as Exhibit 99.1 to this report.

Item 7(c).      Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated as of October 28, 2002, by and among Sandata Acquisition Corp., Bert E. Brodsky, Hugh Freund, Gary Stoller and Sandata Technologies, Inc.

Exhibit 99.1 Press Release issued by Sandata Technologies, Inc. on November 4, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             SANDATA TECHNOLOGIES, INC.


         Date:  November 4, 2002            By:  /s/ Bert E. Brodsky
                                             ---------------------------------
                                                  Bert E. Brodsky
                                                  Chairman and
                                                  Chief Executive Officer

                                  Exhibit Index

 Exhibit Number     Description
---------------     ------------

  2.1 Agreement and Plan of Merger, dated as of October 28, 2002, by and among Sandata Acquisition Corp., Bert E. Brodsky, Hugh Freund, Gary Stoller and Sandata Technologies, Inc.

 99.1               Press Release issued by Sandata Technologies, Inc.
                    on November 4, 2002.

                                                                     Exhibit 2.1









                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                            SANDATA ACQUISITION CORP.

                                 BERT E. BRODSKY

                                   HUGH FREUND

                                  GARY STOLLER

                                       AND


                           SANDATA TECHNOLOGIES, INC.




                          Dated as of October 28, 2002

                                TABLE OF CONTENTS

                                    ARTICLE I
                                  DEFINED TERMS

1.1      Defined Terms........................................................2
         -------------

                                   ARTICLE II
                                     MERGER

2.1      Merger and Surviving Corporation.....................................2
         --------------------------------
         (a)      Merger......................................................2
                  ------
         (c)      Certificate of Incorporation................................2
                  ----------------------------
         (d)      By-Laws.....................................................2
                  -------

2.2      Effectiveness of Merger..............................................2
         -----------------------

2.3      Effect on Capital Stock..............................................3
         -----------------------

2.4      Delivery of Merger Consideration.....................................3
         --------------------------------
         (a)      Payment Agent...............................................3
                  -------------
         (b)      Payment Procedures..........................................3
                  ------------------
         (c)      No Further Ownership Rights in the Target Common Stock......4
                  ------------------------------------------------------
         (d)      Termination of Payment Fund.................................4
                  ---------------------------
         (e)      Investment of Payment Fund..................................4
                  --------------------------
         (f)      Withholding Rights..........................................5
                  ------------------

2.5      Treatment of Options......... .......................................5
         --------------------
         (a)      Options Generally...........................................5
                  -----------------
         (b)      Cancellation of Certain Options.............................5
                  -------------------------------
         (c)      Cancellation Procedures........... .........................5
                  -----------------------
         (d)      Effect of Payments..........................................6
                  ------------------

2.6      Effect of Merger.....................................................6
         ----------------
         (a)      Generally...................................................6
                  ---------
         (b)      Certain Rights..............................................6
                  --------------

2.7      Directors of Surviving Corporation...................................7
         ----------------------------------

2.8      Officers of Surviving Corporation....................................7
         ---------------------------------

2.9      Closing..............................................................7
         -------

                                   ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF PURCHASER AND KEY STOCKHOLDERS

3.1      Valid Existence; Qualification.......................................7
         ------------------------------

3.2      Consents.............................................................8
         --------

3.3      Authority; Binding Nature of Agreement...............................8
         --------------------------------------

3.4      No Breach............................................................8
         ---------

3.5      Capitalization.......................................................8
         --------------
         (a)      Purchaser...................................................8
                  ---------
         (b)      Target Shares...............................................9
                  -------------

3.6      Information Supplied.................................................9
         --------------------

3.7      Operations of Purchaser..............................................9
         -----------------------

3.8      No Financing.........................................................9
         ------------

3.9      Litigation; Compliance with Law.....................................10
         -------------------------------

3.10     Brokers.............................................................10
         -------

3.11     Payments............................................................10
         --------

3.12     Untrue or Omitted Facts.............................................10
         -----------------------

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

4.1      Purchaser Covenants.................................................10
         -------------------
         (a)      Certain Actions............................................10
                  ---------------
         (b)      Government Filings.........................................11
                  ------------------
         (c)      Voting.....................................................11
                  ------
         (d)      Ownership in Target........................................11
                  -------------------

4.2      Competing Transactions..............................................11
         ----------------------

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1      Preparation of the Proxy Statement and Schedule 13E-3...............12
         -----------------------------------------------------

5.2      Stockholders' Meeting...............................................12
         ---------------------

5.3      Legal Conditions to Merger..........................................13
         --------------------------

5.4      Employee Stock Options; Employee Plans and Benefits.................13
         ---------------------------------------------------
         (a)      Options....................................................13
                  -------
         (b)      Payments in Respect of Options.............................13
                  ------------------------------
         (c)      Time of Payment............................................13
                  ---------------
         (d)      Withholding................................................13
                  -----------
         (e)      Termination of Equity-Based Compensation...................13
                  ----------------------------------------
         (f)      No Right to Employment.....................................14
                  ----------------------

5.5      Indemnification; Exculpation; Directors' and Officers' Insurance....14
         ----------------------------------------------------------------

5.6      Communication to Employees..........................................14
         --------------------------

5.7      Additional Actions..................................................14
         ------------------

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions to Each Party's Obligation to Effect the Merger..........15
         ----------------------------------------------------------
         (a)      Stockholder Approval.......................................15
                  --------------------
         (b)      Government Approvals.......................................15
                  --------------------
         (c)      Consents Under Agreements..................................15
                  -------------------------
         (d)      No Action..................................................15
                  ---------
         (e)      No Injunctions or Restraints; Illegality...................15
                  ----------------------------------------
         (f)      Statutes...................................................15
                  --------
         (g)      Dissenting Shares..........................................15
                  -----------------

6.2      Conditions to Obligations of the Key Stockholders and Purchaser.....16
         ---------------------------------------------------------------
         (a)      Performance of Obligations of Target.......................16
                  ------------------------------------
         (b)      Material Adverse Effect....................................16
                  -----------------------
         (c)      Proceedings................................................16
                  -----------

6.3      Conditions to Obligations of Target.................................16
         -----------------------------------
         (a)      Representations and Warranties.............................16
                  ------------------------------
         (b)      Performance of Obligations of the Key
                    Stockholders and Purchaser...............................16
                  ---------------------------------------
         (c)      Fairness Opinion...........................................16
                  ----------------

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

7.1      Termination.........................................................17
         -----------

7.2      Effect of Termination...............................................18
         ---------------------

7.3      Fees, Expenses and Other Payments...................................18
         ---------------------------------
         (a)      Generally..................................................18
                  ---------
         (b)      Reimbursement..............................................18
                  -------------
         (c)      Payment Obligations........................................18
                  -------------------

7.4      Amendment...........................................................18
         ---------

7.5      Extension; Waiver...................................................18
         -----------------

                                  ARTICLE VIII
                                  DEFINITIONS

8.1      Certain Definitions.................................................19
         -------------------

                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1      Survival of Representations, Warranties and Agreements..............22
         ------------------------------------------------------

9.2      Notices.............................................................22
         -------

9.3      Interpretation......................................................23
         --------------

9.4      Counterparts........................................................23
         ------------

9.5      Entire Agreement; No Third Party Beneficiaries;
          Rights of Ownership................................................23
         -----------------------------------------------

9.6      Governing Law; Consent to Jurisdiction..............................23
         --------------------------------------
         (a)      Governing Law..............................................23
                  -------------
         (b)      Jurisdiction and Venue.....................................23
                  ----------------------

9.7      Severability; No Remedy in Certain Circumstances....................24
         ------------------------------------------------

9.8      Publicity...........................................................24
         ---------

9.9      Assignment..........................................................24
         ----------

9.10     Adjustment..........................................................24
         ----------

     AGREEMENT AND PLAN OF MERGER dated as of October 28, 2002 (the "Agreement") by and among SANDATA ACQUISITION CORP., a Delaware corporation ("Purchaser"), BERT E. BRODSKY ("Brodsky"), HUGH FREUND ("Freund"), GARY STOLLER ("Stoller"), (Brodsky, Freund and Stoller are sometimes collectively referred to as "Key Stockholders") and SANDATA TECHNOLOGIES, INC., a Delaware corporation ("Target") (Purchaser, Target and the Key Stockholders are sometimes collectively referred to as the "Parties" and individually as a "Party").

                                    RECITALS:

     WHEREAS, it is the intention of the Parties that Purchaser shall merge with and into the Target (the "Merger"), with the Target being the surviving corporation;

     WHEREAS, a special committee of the Board of Directors of the Target (the "Board"), consisting entirely of non-management directors of the Target (the "Special Committee"), was established for, among other purposes, the purpose of evaluating the Merger and making a recommendation to the Board with regard to the Merger.

     WHEREAS, the Special Committee has received the opinion of Brean Murray & Co., Inc. (the "Independent Advisor"), an independent financial advisor to the Special Committee, that, as of October 28, 2002, the consideration to be received by the holders of Target Common Stock (as hereinafter defined) pursuant to the Merger is fair, from a financial point of view, to such holders (the "Fairness Opinion").

     WHEREAS, the Special Committee has, after consultation with the Independent Advisor selected by the Special Committee and in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below) is fair to the holders of Target Common Stock and (y) the Merger is advisable and in the best interests of the Target and the holders of Target Common Stock; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the Board and the stockholders of the Target vote to adopt this Agreement.

     WHEREAS, the Board, based on the unanimous recommendation and approval of the Special Committee, has, in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below) is fair to the holders of Target Common Stock and (y) the Merger is advisable and in the best interests of the Target and the holders of Target Common Stock; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the stockholders of the Target vote to adopt this Agreement.

     WHEREAS, the Board of Directors and stockholders of Purchaser have approved this Agreement and the Merger and the transactions contemplated by this Agreement;

     WHEREAS, Purchaser and the Key Stockholders desire to make certain representations and warranties and Purchaser, the Key Stockholders and Target desire to make certain covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

     1.1 Defined Terms. Capitalized terms used in this Agreement will have the meanings given such terms in Article VIII hereof or elsewhere in the text of this Agreement, and variants and derivatives of such terms shall have correlative meanings.


                                   ARTICLE II

                                     MERGER

2.1      Merger and Surviving Corporation.

     (a) Merger. Pursuant to the General Corporation Law of the State of Delaware (the "Delaware Statute"), Purchaser shall merge with and into Target, and Target shall be the surviving corporation after the Effective Time of the Merger (the "Surviving Corporation") and shall continue to exist as a corporation created and governed by the laws of the State of Delaware.

     (b) Tax Consequences. For Federal income tax purposes, the parties intend the Merger to be treated as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

     (c) Certificate of Incorporation. The Certificate of Incorporation of the Target as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time.

     (d) By-Laws. The By-Laws of the Target as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation from and after the Effective Time.

     2.2 Effectiveness of Merger. If all of the conditions precedent to the obligations of each of the Parties hereto as hereinafter set forth shall have been satisfied or waived, a certificate of merger relating to the Merger (the "Certificate of Merger") shall be delivered as soon as practicable after the Closing to the Secretary of State of Delaware for filing in accordance with the Delaware Statute. The Merger shall become effective upon the acceptance of such filing by the Secretary of State of Delaware or at such later time as is specified in the Certificate of Merger, which effective time shall be the "Effective Time" of the Merger.

     2.3 Effect on Capital Stock. At the Effective Time, by virtue of the Merger, and without any action on the part of the holder thereof:

     (i) subject to Section 2.3(iv), and other than shares of common stock of the Target, par value $.001 ("Target Common Stock"), owned by Purchaser, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive an amount in cash, without interest, equal to $1.91 (the "Merger Consideration") in the manner provided in Section 2.4 hereof;

     (ii) each share of Target Common Stock issued and held by the Purchaser and/or in the Target's treasury or held by any Subsidiary of the Target immediately prior to the Effective Time, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor;

     (iii) each share of common stock, par value $.01 per share, of Purchaser that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

     (iv) notwithstanding anything in this Agreement to the contrary, to the extent provided by the Delaware Statute, Purchaser will not make any payment of Merger Consideration with respect to Target Common Stock held by any person (a "Dissenting Stockholder") who elects to demand appraisal of such Dissenting Stockholder's shares and duly and timely complies with all of the provisions of the Delaware Statute concerning the right of holders of Target Common Stock to require appraisal of their shares ("Dissenting Shares"), but such Dissenting Stockholders shall have the right to receive such consideration as may be determined to be due such Dissenting Stockholders pursuant to the laws of the State of Delaware. If, after the Effective Time, a Dissenting Stockholder withdraws such Dissenting Stockholder's demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder's right of appraisal, in any case pursuant to the Delaware Statute, such Dissenting Shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.3(i).

2.4      Delivery of Merger Consideration.

     (a) Payment Agent. As of the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with a bank or trust company designated by Purchaser and satisfactory to the Special Committee (the "Payment Agent"), for the benefit of the holders of Target Common Stock, for payment in accordance with this Article II through the Payment Agent, the Merger Consideration to be paid in respect of all Target Common Stock (such funds deposited with the Payment Agent, the "Payment Fund").

     (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Target Common Stock (the "Certificates"), the following documents:
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Purchaser may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment with respect thereto. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable with respect to the Target Common Stock represented by such Certificate pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof (together with an appropriate indemnity and/or bond if Purchaser so requires by notice in writing to the holder of such Certificate) satisfactory in form and substance to the Target's transfer agent and the Payment Agent shall accept such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of the Target, payment of the applicable Merger Consideration may be made to a transferee if the Certificate representing such Target Common Stock is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration with respect thereto as contemplated by this
Section 2.4. No interest shall accrue or be paid to any beneficial owner of Target Common Stock or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate.

     (c) No Further Ownership Rights in the Target Common Stock. The Merger Consideration paid with respect to the cancellation of Target Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Target Common Stock and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

     (d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the stockholders of the Target for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of the Target who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration. Upon termination of the Payment Fund pursuant to this subsection and upon delivery to the Surviving Corporation of the balance thereof, the Surviving Corporation shall have the right to invest any such amount delivered to it in its sole discretion.

     (e) Investment of Payment Fund. The Payment Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation, in (i) obligations of or guaranteed by the United States, and (ii) certificates of deposit, bank repurchase agreements and bankers' acceptances of any bank or trust company organized under federal law or under the law of any state of the United States or of the District of Columbia that has capital, surplus and undivided profits of at least $500 million or in money market funds which are invested substantially in such investments, none of which shall have maturities of greater than one year. Any interest or other income resulting from such investments shall be paid to the Surviving Corporation. The Surviving
Corporation shall replace any net losses incurred by the Payment Fund as a result of investments made pursuant to this Section 2.4(e).

     (f) Withholding Rights. The Surviving Corporation or the Payment Agent shall be entitled to deduct and withhold from the Merger Consideration payable pursuant to this Agreement to any holder of Certificates or Target Common Stock represented thereby such amounts (if any) as the Surviving Corporation or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Target Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Payment Agent.

2.5       Treatment of Options.

     (a) Options  Generally.  Prior to the Effective Time, except as provided in
Section 2.5(b) hereof, the Board of Directors of the Target (and/or, if appropriate, the Special Committee) shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding stock option or warrant (each, an "Option") heretofore granted by the Target, whether under the Target's 1995 Stock Option Plan, 1998 Stock Option Plan or 2000 Stock Option Plan (collectively, the "Target Stock Plans"), or otherwise, whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof shall be entitled to receive a payment in cash as provided in
Section 5.3 hereof, if any (subject to any applicable withholding taxes, the "Cash Payment"). As provided herein, unless otherwise determined by Purchaser, the Target Stock Plans or other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Target) shall terminate as of the Effective Time. After the date hereof, the Target will not issue any Options or other options, warrants, rights or agreements which would entitle any person to acquire any capital stock of the Target or, except as otherwise provided in this Section 2.5(a) or in Section 5.3, to receive any payment in respect thereof.

     (b) Cancellation of Certain Options. At the Effective Time, any and all of the Options held by Bert E. Brodsky, Hugh Freund, Gary Stoller, or any member of the immediate family of any of them and/or trusts for their benefit (the "Purchaser Group"), whether or not exercisable at such time, shall without any action on part of the holder thereof be cancelled.

     (c) Cancellation Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail or otherwise cause to be delivered to each record Option holder (other than the Purchaser Group) as of the Effective Time, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Option shall pass, only upon receipt of any originally-executed copy of the Option Agreement between the Optionholder and the Target which evidences the Option (the "Option Agreement") ) and instructions for use in effecting the surrender for cancellation by the Surviving Corporation of the originally-executed Option Agreement for payment therefor, all of which shall be in form and substance reasonably satisfactory to the Target. Upon surrender to the Surviving Corporation for cancellation of an Option Agreement, together with such letter of transmittal duly executed and any other necessary documents reasonably required by the Surviving Corporation, such Option Agreement shall forthwith be cancelled. Payment with respect to each Option shall be made only to the person in whose name the Option Agreement is registered. No interest shall be paid or accrued on the cash payable upon the surrender of the Option Agreement. Until surrender, in accordance with the provisions of this Section 2.5(c), the Option Agreement which immediately prior to the Effective Time evidenced outstanding Options (except for Option Agreements held by the Purchaser Group) shall represent for all purposes the right to receive cash as herein provided. If any holder of an Option shall not surrender to the Surviving Corporation his Option Agreement on or before the fourth anniversary of the Effective Date, he shall forfeit his interest in payment as provided in this Agreement which interest shall revert to the Surviving Corporation.

     (d) Effect of Payments. All payments made in accordance with the terms of this Section 2.5 and Section 5.3 in respect of Options shall be deemed to have been made in full satisfaction of all rights pertaining to such Option.

2.6      Effect of Merger.

     (a) Generally. Except as herein otherwise specifically set forth, the identity, existence, purposes, powers, franchises, rights and immunities of Target shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Purchaser shall be merged into Target, and Target, as the Surviving Corporation, shall be fully vested therewith at the Effective Time.

     (b)  Certain Rights. At the Effective Time:

     (i) All rights, privileges, goodwill, franchises and property, real, personal and mixed, and all debts due on whatever account and all other things in action, belonging to Purchaser shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in Target, as the Surviving Corporation, by operation of law and without further act or deed, and all property and rights, and all and every other interest of Purchaser shall be the property, rights and interests of Target, as the Surviving Corporation, as they were of Purchaser;

     (ii) No Action or proceeding, whether civil or criminal, pending at the Effective Time by or against either Purchaser or Target, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such Action or proceeding in place of Purchaser; and

     (iii) All rights of employees and creditors and all Liens (as hereinafter defined) upon the property of Purchaser shall be preserved unimpaired, limited to the property affected by such Liens at the Effective Time, and all the debts, liabilities and duties of Purchaser shall attach to Target as the Surviving
Corporation and shall be enforceable against the Surviving Corporation to the same extent as if all such debts, liabilities and duties had been incurred or contracted by it.

     2.7 Directors of Surviving Corporation. The persons comprising the Board of Directors of the Purchaser immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation, who shall hold office from the Effective Time in accordance with its By-Laws until the next annual meeting of stockholders and until their respective successors shall have been elected and shall have qualified, subject to the terms hereof.

     2.8 Officers of Surviving Corporation. The officers of the Purchaser immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation, who shall hold office from the Effective Time in accordance with its By-Laws until the next annual meeting of directors and until their respective successors shall have been elected or appointed and shall have qualified, subject to the terms hereof.

     2.9 Closing.  Unless this Agreement shall have been terminated  pursuant to
Article VII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), but in no event later than April 15, 2003, at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, unless another date, time or place is agreed to in writing by the Parties.

                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF PURCHASER AND KEY STOCKHOLDERS

     Purchaser and the Key Stockholders, jointly and severally, make the following representations and warranties to Target, each of which shall be deemed Material, and Target in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness, in all Material respects, of each of such representations and warranties:

     3.1 Valid Existence; Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the power to carry on its business as now conducted and to own its assets. Purchaser is not required to be qualified in any jurisdiction in order to own its assets or carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that Purchaser is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Purchaser's Certificate of Incorporation, as amended to date, certified by the Secretary of State of the State of Delaware, and By-Laws, as amended to date (certified by the Secretary of Purchaser), which have been delivered to Target, are true and complete copies of those documents as in effect on the date hereof.

     3.2 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be received by or on the part of Purchaser or any Key Stockholder to enable Purchaser and/or such Key Stockholder to enter into and carry out this Agreement and/or Purchaser to consummate the Merger.

     3.3 Authority; Binding Nature of Agreement. Purchaser has the corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors and stockholders of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Purchaser and each Key Stockholder and is enforceable against it in accordance with its terms.

     3.4 No Breach. Neither the execution and delivery of this Agreement nor compliance by Purchaser and/or any Key Stockholder with any of the provisions hereof nor the consummation of the transactions contemplated hereby will:

     (i)  violate  or  conflict  with  any  provision  of  the   Certificate  of
Incorporation or By-Laws of Purchaser;

     (ii) violate or conflict with, or alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which Purchaser and/or any Key Stockholder is a party or by which it or he may be bound;

     (iii) result in the creation of any Lien upon any of the assets of Purchaser;

     (iv) violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser and/or any Key Stockholder or upon any of its or his assets; or

     (v) violate any law or regulation of any jurisdiction relating to Purchaser and/or any Key Stockholder.

3.5  Capitalization.

     (a) Purchaser. The authorized capital stock of Purchaser consists of 100,000 shares of Common Stock, $.01 par value per share ("Purchaser Common Stock"), of which no shares are issued and outstanding. At or prior to Closing, Purchaser shall deliver to Target a true and complete list of the record holders of such shares. At the time such shares are issued, all of such issued and outstanding shares of Purchaser Common Stock shall be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding Derivative Securities of Purchaser that are convertible into or exchangeable for any securities of Purchaser and there are no outstanding subscriptions, options, warrants, rights, calls or other commitment or agreements to which Purchaser or any Key Stockholder or member of the Purchaser Group is a party or by which it or he is bound calling for the issuance, transfer, sale or disposition of any securities of Purchaser or Derivative Securities of Purchaser.

     (b) Target Shares. Each of the members of the Purchaser Group, directly or indirectly, Beneficially Owns the number of shares of Target Common Stock set forth opposite his or her name below (in each case, the "Purchaser Group Shares"):

         Name                                     Number of Shares

         Bert E. Brodsky                             747,773
         Jessica Heather Brodsky                     294,470
         David Craig Brodsky                          18,783
         Jeffrey Holden Brodsky                      184,925
         Lee Jared Brodsky                            18,684
         Hugh Freund                                 350,721
         Emily Freund                                 20,732
         Leland Freund                                20,732
         Gertrude Kay                                  6,000
         Gary Stoller                                153,778

     Except for the Options to be cancelled pursuant to Section 2.5(b), there are no outstanding Derivative Securities of Target that are convertible into or exchangeable for any securities of Target and there are no outstanding subscriptions, options, warrants, rights, calls or other commitment or agreements to which any member of the Purchaser Group is a party or by which it or he is bound calling for the issuance, transfer, sale or disposition of any securities of Target or Derivative Securities of Target.

     3.6 Information Supplied. None of the information concerning the Key Stockholders or Purchaser provided by or on behalf of the Key Stockholders and/or Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.7 Operations of Purchaser. Purchaser was incorporated on April 17, 2002 has engaged in no business activities and has conducted its operations only as contemplated hereby.


     3.8 No Financing. Purchaser has, or will as of the Closing have, sufficient funds available in the aggregate amount sufficient to pay all of the Merger Consideration and any payments required under this Agreement. Immediately after giving effect to the transactions contemplated hereby, Purchaser will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as they come due.

     3.9 Litigation; Compliance with Law. There are no Actions relating to Purchaser or any of its assets or business, pending or, to the knowledge of Purchaser, threatened, or any order, injunction, award or decree outstanding against Purchaser or against or relating to any of its assets or business; and to the knowledge of Purchaser and the Key Stockholders, there exists no basis for any such Action. The Purchaser is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any Governmental Entity or court or arbitrator relating to its assets.

     3.10 Brokers. Neither Purchaser nor any Key Stockholder has engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated hereby.

     3.11 Payments. Purchaser has not directly or indirectly paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act) or such other country.

     3.12 Untrue or Omitted Facts. No representation, warranty or statement by Purchaser and/or any Key Stockholder in this Agreement contains any untrue statement of a Material fact, or omits to state a Material fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to Purchaser and/or any Key Stockholder that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

     4.1  Purchaser  Covenants.   Except  as  expressly   contemplated  by  this
Agreement, after the date hereof and prior to the Effective Time, without the prior written consent of the Target:

     (a) Certain Actions. The Purchaser shall not (and the Key Stockholders shall not authorize or permit Purchaser to) take any action that would, or might reasonably be expected to, result in any of its or the Target's representations and warranties set forth in this Agreement being or becoming untrue in any Material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them or of the Target to obtain any of the Requisite Regulatory Approvals.

     (b) Government Filings. Purchaser shall (and the Key Stockholders shall cause the Purchaser to) cooperate with the Target in determining whether any filings are required to be made with, or consents, authorizations, orders, approvals required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents, authorizations, orders and/or approvals. Purchaser shall (and the Key Stockholders shall cause the Purchaser to) promptly provide the Target with copies of all other filings made by the Purchaser with any Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

     (c) Voting. The Purchaser shall (and the Key Stockholders shall cause the Purchaser to) and the Key Stockholders shall (and shall cause all members of the Purchaser Group to) vote all Target Common Stock standing in their respective names on the books of the Target to approve this Agreement and the transactions contemplated hereby.

     (d) Ownership in Target.

          (i) Prior to the Effective Time, the Key Stockholders shall (and shall cause the other members of the Purchaser Group to) contribute their Purchaser Group Shares to the Purchaser.

          (ii) Between the date hereof and the Effective Time, the Key Stockholders shall not take any action that would prevent the Purchaser from owning, and shall cause the Purchaser to own, on or prior to the Effective Time, a number of shares of Target Common Stock no less than the number of Purchaser Group Shares.

          (iii) Prior to the Effective Time, the Key Stockholders shall (or shall cause the Purchaser Group to) contribute to the capital of Purchaser an amount of cash sufficient to pay the aggregate Merger Consideration and all reasonably forseeable claims arising in connection with this Agreement and the Merger.

     4.2 Competing Transactions. Nothing contained in this Agreement shall prohibit the Target from, prior to the date of the Stockholders' Meeting, (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to the Target with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, if, (A) the failure to take such action would be inconsistent with the Board's and the Special Committee's fiduciary duties to the Target's stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Target (x) provides reasonable notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person a fully executed confidentiality agreement, (ii) complying with the rules and regulations promulgated by the SEC, including, without limitation, Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.2, or recommending an unsolicited, bona fide proposal with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, following the receipt of such a proposal, if the failure to take such action would be inconsistent with the Board's and the Special Committee's fiduciary duties to the Target's stockholders under applicable law.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS


5.1     Preparation of the Proxy Statement and Schedule 13E-3.

     (i) The Target shall as promptly as practicable prepare and file a proxy or information statement relating to the Stockholders' Meeting (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") with the SEC and will use its best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Target's stockholders at the earliest practical time. The Target will notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Purchaser with copies of all correspondence between the Target or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Target will promptly prepare and mail to its stockholders such an amendment or supplement. The Target will not mail any Proxy Statement, or any amendment or supplement thereto, to which Purchaser reasonably objects. The Target hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board described in Section 5.2, subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisor has, subject to the terms of its engagement letter with the Target, consented to the inclusion of references to the Fairness Opinion in the Proxy Statement.

     (ii) The Target and Purchaser shall together prepare and file a Transaction Statement on Schedule 13E-3 (together with all amendments and exhibits thereto, the "Schedule 13E-3") under the Exchange Act. Each of the Key Stockholders and Purchaser shall furnish all information concerning it, its Affiliates and the holders of its capital stock required to be included in the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Schedule 13E-3. All such information shall be in accordance with and subject to Section 3.5 of this Agreement.

     5.2 Stockholders' Meeting. The Target shall call the Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Target will, through its Board and the Special Committee, recommend to its stockholders approval of such matters, unless the taking of such action would be inconsistent with the Board's and the Special Committee's fiduciary duties to stockholders under applicable laws. The Target shall solicit from Target stockholders entitled to vote at the Stockholders' Meeting proxies in favor of such approval and shall take all other action necessary or helpful to secure the vote or consent of such holders required by the Delaware Statute or this Agreement to effect the Merger. The Target shall (and the Key Stockholders shall cause the Target to) coordinate and cooperate with Purchaser with respect to the timing of such meeting.

     5.3 Legal Conditions to Merger. Each of the Target, the Key Stockholders and Purchaser shall use all reasonable best efforts to take, or cause to be taken, all actions necessary (i) to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the approval of stockholders of the Company described in Section 5.2, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party in connection with the Merger and the transactions contemplated by this Agreement.

     5.4 Employee Stock Options; Employee Plans and Benefits.

     (a) Options. Prior to the Effective Time, the Board of Directors of the Target (or, if appropriate, the Special Committee or any committee administering the Target Stock Option Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 2.5 in respect of all outstanding Options, and thereafter the Board of Directors of the Target (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

     (b)  Payments in Respect of  Options.  Each  Option  cancelled  pursuant to
Section 2.5(a) shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Target Common Stock subject to such Option, whether or not then exercisable, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Option (the "Option Consideration").

     (c) Time of Payment.  The cash amount  described in  paragraph  (b) of this
Section  5.4 shall be paid as  promptly as is  practicable  after the  Effective
Time.

     (d) Withholding. All amounts payable pursuant to Section 2.5(a) and Sections 5.4(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest. Payment shall, at Purchaser's request, be withheld in respect of any Option until Purchaser has received documentation that evidences such payment is in full satisfaction of all rights under such Option.

     (e) Termination of Equity-Based Compensation. No stock options or warrants will be issued under the Target Stock Option Plans or otherwise after the date hereof. Unless otherwise determined by Purchaser, any provision in any other Benefit Plan providing for the potential issuance, transfer or grant of any capital stock of the Target or any interest, or release of restrictions, in respect of any capital stock of the Target shall be terminated as of the Effective Time. The Target shall ensure that, as of the Effective Time, unless otherwise determined by Purchaser, no holder of an Option, restricted stock or Derivative Security or any participant in the Target Stock Option Plans or other Benefit Plan or otherwise shall have any right thereunder to acquire any capital stock of the Target or the Surviving Corporation, other than shares of Target Common Stock issued or issuable upon exercise of Options that were issued and outstanding on the date hereof. Holders of Options shall not be entitled to receive any payment or benefit except as provided in Section 2.5(a) and this
Section 5.4.

     (f) No Right to Employment. Other than as specifically contemplated in this Agreement, nothing contained in this Agreement shall confer upon any employee of the Target or any ERISA Affiliate any right with respect to employment by Purchaser, the Surviving Corporation or any of its Affiliates, nor shall anything herein interfere with any or create any additional right of Purchaser, the Surviving Corporation or any of its Affiliates to terminate the employment of any such employee at any time, with or without cause, or restrict Purchaser, the Surviving Corporation or any of Purchaser's Affiliates in the exercise of their independent business judgment in modifying any other terms and conditions of the employment of any such employee.

5.5      Indemnification;  Exculpation;  Directors' and Officers' Insurance.

     (i) As of the Effective Time, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and exculpation than are set forth in the certification of incorporation and/or by-laws of the Target, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Target. From and after the Effective Time, for a period of six years, Purchaser and the Surviving Corporation, jointly and severally, shall indemnify the directors and officers of the Target on terms no less favorable than the provisions with respect to indemnification that are set forth in the certificate of incorporation and/or by-laws of the Target as of the Effective Time. Purchaser and the Target agree that the directors, officers and employees of the Target covered thereby are intended to be third party beneficiaries under this Section 5.5 and shall have the right to enforce the obligations of the Surviving Corporation and the Purchaser.

     (ii) The Surviving Corporation shall maintain in effect, from the Effective Time until such period of time during which claims could legally be made against any director or officer of the Target, in their capacity as such, any and all directors' and officers' liability insurance currently maintained by the Target.

     5.6 Communication to Employees. The Target and Purchaser will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Target or any of its Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement. Upon reasonable notice, the Target shall (and the Key Stockholders shall cause the Target to) provide Purchaser access to the Target's and its Subsidiaries' employees and facilities.

     5.7 Additional Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions unless waived by both Purchaser and Target:

     (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock entitled to vote thereon.

     (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

     (c) Consents Under Agreements. The Target shall have obtained the consent or approval of all persons and Governmental Entities relating to any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement, Contract or instrument to which it or any of its subsidiaries is a party.

     (d) No Action. No Action, suit or proceeding shall have been instituted, or shall be pending or threatened (i) seeking to restrain in any Material respect or prohibit the consummation of the Merger, (ii) seeking to obtain from the Target, any of its directors, or Purchaser any damages which would reasonably be expected to result in a Material Adverse Effect, or (iii) seeking to impose the restrictions, prohibitions or limitations on the Merger.

     (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending.

     (f) Statutes. No statute, rule, regulation, executive order or decree or order of any kind shall have been enacted by any Governmental Entity which would make the consummation of the Merger illegal.

     (g) Dissenting Shares. Dissenting Shares shall constitute less than 25% of all shares of Target Common Stock outstanding immediately prior to the Effective Time.

     6.2 Conditions to Obligations of the Key Stockholders and Purchaser. The obligations of the Key Stockholders and Purchaser to effect the Merger are subject to the satisfaction of the following conditions unless waived by the Key Stockholders and Purchaser:

     (a) Performance of Obligations of Target. The Target shall have performed and complied in all Material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Target by the President and Chief Executive Officer of the Target and by the Chief Financial Officer of the Target to such effect.

     (b) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Target and no facts or circumstances arising after the date of this Agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Target.

     (c) Proceedings. All proceedings to be taken on the part of the Target in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     6.3 Conditions to Obligations of Target. The obligation of the Target to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Target:

     (a) Representations and Warranties. The representations and warranties of the Purchaser and the Key Stockholders set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifiers contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and (ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Purchaser.

     (b) Performance of Obligations of the Key Stockholders and Purchaser. The Key Stockholders and Purchaser shall have performed and complied in all Material respects with all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Target shall have received a certificate signed on behalf of Purchaser by the President and Chief Executive Officer of Purchaser and by the Chief Financial Officer of Purchaser and by each Key Stockholder to such effect.

     (c) Fairness Opinion. The Special Committee shall have received the Fairness Opinion of the Independent Advisor as of the Effective Time and the Fairness Opinion of the Independent Advisor shall not have been withdrawn, modified, repealed or revoked.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT


     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Target:

     (i) by mutual consent of Purchaser and the Target in a written instrument, whether or not the Merger has been approved by the stockholders of the Target;

     (ii) by the Target, if any of the conditions set forth in Sections 6.1 and/or 6.3 would be incapable of being satisfied by April 15, 2003 and shall not have been waived;

     (iii) By the Purchaser and Key Stockholders, if any of the conditions set forth in Sections 6.1 and/or 6.2 would be incapable of being satisfied by April 15, 2003, in each case, except as such shall have been the result of any action or inaction by Purchaser or any Key Stockholder, and shall not have been waived by Target;

     (iv) by either Purchaser or the Target if the Merger shall not have been consummated on or prior to April 15, 2003 (or such later date as may be agreed to in writing by the Target and Purchaser) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

     (v) by Purchaser, if the Special Committee or the Board shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Purchaser or shall have resolved to do the foregoing; or
(ii) approved or have recommended to the stockholders of the Target a Competing Transaction or a Superior Proposal, entered into an agreement with respect to a Competing Transaction or Superior Proposal or shall have resolved to do the foregoing;

     (vi) by Purchaser, if (i) a tender offer or exchange offer or a proposal by a third party to acquire the Target or the Target Common Stock pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction shall have been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (ii) the Target shall not have made a recommendation to the stockholders of the Target to reject such proposal within ten (10) business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner;

     (vii) by the Target, if the Special Committee and the Board authorize the Target to enter into a written agreement with respect to a Competing Transaction that the Special Committee and the Board have determined is a Superior Proposal; and

     (viii) by Target, in its sole discretion, which shall be final, conclusive and binding, to the extent it believes such termination to be reasonably necessary to discharge the fiduciary obligation of its Board of Directors and/or Special Committee under applicable law.

     7.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger by either the Target or Purchaser as provided in
Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Purchaser, the Key Stockholders or the Target or their respective officers or directors except with respect to Sections
5.5 and 7.3; provided, however, that, subject to the provisions of Section 9.7, nothing herein shall relieve any party of liability for any breach hereof, except that in the event of a termination of this Agreement, no party shall have any right to the recovery of expenses except as provided in Section 7.3.

     7.3 Fees, Expenses and Other Payments.

     (a) Generally. Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

     (b) Reimbursement. Purchaser and the Key Stockholders agree that if this Agreement shall be terminated pursuant to Sections 7.1(ii), 7.1(iii) (but only with respect to the failure of a condition set forth in 6.1) or 7.1(iv) through
(viii) then they shall pay to the Target an amount equal to Target's actual Expenses.

     (c) Payment  Obligations.  Any payment required to be made pursuant to this
Section 7.3 shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Target.

     7.4 Amendment. To the extent permitted by the Delaware Statute, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and the Special Committee, at any time before the Effective Time, regardless of approval of the matters presented in connection with the Merger by the stockholders of the Target or of Purchaser. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors and the Special Committee, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                                   DEFINITIONS


     8.1 Certain Definitions. For purposes of this Agreement:

     (a) "Action" shall mean any action, claim, suit, demand, litigation, governmental or other proceeding, labor dispute, arbitral action, governmental audit, inquiry, investigation, criminal prosecution, investigation or unfair labor practice charge or complaint.

     (b) an "Affiliate" of any person or entity means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity.

     (c) "Beneficially Own" or "Beneficial Ownership" with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group.

     (d) "Benefit Plan" shall mean any "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including, but not limited to, employment Contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option (including the Target Stock Plans), severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic, currently maintained, or contributed to, or required to be maintained or contributed to, by the Target or any ERISA Affiliate for the benefit of any current or former employees, officers or directors of the Target or any Subsidiary or with respect to which the Target or its Subsidiaries have any liability.

     (e) "Contract" shall mean any agreement, contract, note, lease, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, course of dealing or practice, understanding or arrangement, whether written or oral, to which a particular Person is a party or is otherwise bound.

     (f) "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Target: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Target resulting in the Target's current stockholders owning less than a majority of the capital stock of the surviving corporation in such transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of the total assets of the Target and its Subsidiaries, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding Target Common Stock or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group acquiring Beneficial Ownership of 15% or more, or such person or group having increased its Beneficial Ownership beyond 15%, of the outstanding Target Common Stock; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (g) "Default" shall mean any breach, default and/or other violation, and/or the occurrence of any event that with or without the passage of time or the giving of notice or both would constitute a breach, default or other violation, under, or give any Person the right to accelerate, terminate or renegotiate, any Contract.

     (h) "Derivative Securities" shall mean warrants, options, rights, shares of capital stock, evidences of indebtedness, or other securities, which are convertible, exercisable or exchangeable into shares of common stock.

     (i) "ERISA Affiliate" shall mean the Target or any other person or entity that, together with the Target, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "Governmental Entity" shall mean a federal, state, local, or foreign governmental body or a political subdivision of such governmental body, or other regulatory body, court, administrative agency or commission or other governmental authority or instrumentality.

     (l) "Lien" shall mean any claim, lien, pledge, option, charge, restriction, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     (m) "Material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its Subsidiaries taken as a whole.

     (n) "Material Adverse Effect" means, with respect to the Target or Purchaser, any change, event or effect shall have occurred that, when taken together with all other adverse changes, events or effects that have occurred would or would reasonably be expected to (i) be Materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, or (ii) prevent or Materially delay the consummation, or increase the cost to Purchaser, of the Merger.

     (o) "Person" means an individual,  corporation,  limited liability company,
general  or  limited   partnership   ,  joint   venture,   association,   trust,
unincorporated organization or other legal entity.

     (p) "Securities Act" shall mean the Exchange Act of 1933, as amended.

     (q) "SEC" means the United States Securities and Exchange Commission.

     (r) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     (s) "Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the shares of Target Common Stock then outstanding or all or substantially all of the assets of the Target and the assumption of the liabilities and obligations of the Target to be followed by a pro rata distribution of the sale proceeds to stockholders of the Target, that (i) is not subject to any financing conditions or contingencies, (ii) provides holders of Target Common Stock with per share consideration that the Special Committee determines in good faith, after receipt of advice of its Independent Advisor, is more favorable from a financial point of view than the consideration to be received by holders of Target Common Stock in the Merger, (iii) is determined by the Special Committee in its good faith judgment, after receipt of advice of its Independent Advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the Person making the proposal and the expected timing to complete the proposal), and (iv) does not, in the definitive agreement, contain any "due diligence" conditions.

                                   ARTICLE IX

                               GENERAL PROVISIONS


     9.1 Survival of Representations, Warranties and Agreements. The representations and warranties made by the Parties contained in this Agreement and any other agreement delivered pursuant hereto or made in writing by or on behalf of the Parties shall not survive beyond the Effective Time.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Key Stockholders and Purchaser, to:

               Sandata Acquisition Corp.
               26 Harbor Park Drive
               Port Washington, New York 11050
               Attention: Bert E. Brodsky
               Facsimile: (516) 484-3290

               With a copy to:

               Panza, Maurer & Maynard, P.A.
               Third Floor, Bank of America Building
               3600 North Federal Highway
               Fort Lauderdale, Florida 33308
               Attention:  Linda C. Frazier, Esq.
               Facsimile:  (954) 390-7991

     (b) if to the Target, to:

               Sandata Technologies, Inc.
               26 Harbor Park Drive
               Port Washington, New York 11050
               Attention: Jonathan Friedman, Esq.
               Facsimile: (516) 605-6989

               With copies to:

               Certilman Balin Adler & Hyman, LLP
               90 Merrick Avenue, 9th Floor
               East Meadow, New York 11554
               Attention: Steven J. Kuperschmid, Esq.
               Facsimile: (516) 296-7111


     9.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 28, 2002.

     9.4   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein)
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) except as provided in Sections 2.4, 2.5, 5.3 and 5.5, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

     9.6 Governing Law; Consent to Jurisdiction.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

     (b) Jurisdiction and Venue. Each of the parties hereto (A) consents to submit itself to the exclusive personal jurisdiction and venue of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (B) agrees that it shall not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court.

     9.7 Severability; No Remedy in Certain Circumstances. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     9.8 Publicity. Except as otherwise required by any applicable law or rules or regulations promulgated thereunder, including, without limitation, any public disclosure obligations of Target, so long as this Agreement is in effect, neither the Target, the Key Stockholders nor Purchaser shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.10 Adjustment. All dollar amounts and share numbers set forth herein, including without limitation the Merger Consideration, shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Target Common Stock, between the date of this Agreement and the Effective Time, to the extent appropriate.

     The Remainder of this Page is Intentionally Left Blank. Signature page follows.

     IN WITNESS WHEREOF, Purchaser, the Key Stockholders and the Target have caused this Agreement, to be signed by their respective officers thereunto duly authorized or individually, as the case may be, all as of the date hereof.

                                                     SANDATA ACQUISITION CORP.


                                                     By:____________________
                                                     Name: _________________
                                                     Title:_________________


                                                     SANDATA TECHNOLOGIES, INC.


                                                     By:______________________
                                                     Name: ___________________
                                                     Title:___________________


                                                     ________________________
                                                     Bert E. Brodsky


                                                     _________________________
                                                     Hugh Freund


                                                     _________________________
                                                     Gary Stoller

                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                                CONTACT:
                                                     Bert Brodsky
                                                     Chairman
                                                     Sandata Technologies, Inc.
                                                     (516) 484-4400, X200
                                                     bbrodsky@sandata.com

   Sandata Technologies Signs Merger Agreement with Sandata Acquisition Corp.


SANDATA TECHNOLOGIES, INC. SIGNS MERGER AGREEMENT FOR $1.91 CASH PER SHARE

     Port Washington, NY, November 4, 2002 - Sandata Technologies, Inc. (NASDAQ:
SAND) announced today that it has entered into a definitive merger agreement with Sandata Acquisition Corp., a Delaware corporation.

     The Merger Agreement provides for the merger of Sandata Acquisition Corp. with and into the Company, with the Company continuing as the surviving corporation. Prior to the effective time of the merger, Messrs. Brodsky, Freund and Stoller and members of their immediate family have agreed to contribute all of the Company's stock owned by them to Sandata Acquisition Corp. and at the effective time of the merger, (i) each share of the Company's common stock, other than stock owned by the Purchaser Group and Sandata Acquisition Corp., will be converted into the right to receive the merger consideration of $1.91 in cash and (ii) each outstanding share of Sandata Acquisition Corp. will be converted into one share of common stock of the surviving corporation. Pursuant to the Merger Agreement, all outstanding options to purchase common stock of the Company will be cancelled and converted into the right to receive a cash payment equal to the product of the number of shares subject to the option and the difference between the merger consideration of $1.91 and the per share exercise price of the option. Under the Merger Agreement, options held by the Purchaser Group will be cancelled and the holders of those options will not be entitled to receive any consideration.

     The merger consideration represents a premium of approximately 282% over the closing price of the Company's common stock as reported on the Nasdaq Small Cap Market on August 2, 2002, the last trading date prior to the announcement of the proposed merger.

     The Board of Directors of the Company, acting upon the unanimous recommendation of a Special Committee of the Board, comprised of two non-management directors who are not materially interested in the transaction, unanimously approved the merger. In reaching its decision to recommend the merger to the full Board, the Special Committee received a fairness opinion from the Committee's financial advisor, Brean Murray & Co., Inc.

     Completion of the merger is subject to customary closing conditions, including, among others, stockholder approval, that no actions or proceedings are pending seeking to prevent consummation of the merger and that no injunction preventing the consummation of the merger is in effect. As previously disclosed in the Company's Quarterly Report filed on Form 10-QSB on October 15, 2002, two stockholders of the Company have filed lawsuits against the Company and the members of its board of directors alleging, among other things, that the defendants breached their fiduciary duties to the Company and its stockholders in connection with Sandata Acquisition Corp.'s proposal to acquire all of the outstanding stock the Company.

     The Purchaser Group owns a sufficient number of the Company's outstanding stock to approve the merger and has agreed to vote, and to cause Sandata Acquisition Corp. to vote, all shares of the Company owned by them and Sandata Acquisition Corp. in favor of the merger. The Merger Agreement does not include a financing contingency. Stockholder approval will be solicited by means of a proxy statement, which will be mailed by the Company to stockholders upon completion of the required Securities and Exchange Commission filing and review process.

     Stockholders of the Company will be able to obtain a copy of the proxy statement and other relevant documents filed with the SEC free-of-charge (when available) from the SEC's website at www.sec.gov. The proxy statement will also be available upon request by contacting the Company at our principal office, 26 Harbor Park Drive, Port Washington, New York 11050, 516 484-4400.

     The Company is a leading provider of advanced Information Technology (IT) solutions for payroll and billing, electronic time and attendance services and IT support services.

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "will", "believes", "anticipates", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to those discussed above in this press release, as well as risks relating to developments in and regulation of the health-care industry, new technology developments, competitive bidding, risks and uncertainties associated with the Internet and Internet-related products, and other factors, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10K-SB for the most recently completed fiscal year and other Securities and Exchange Commission filings.